SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                   Current Report Under Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 28, 2000
                         Commission File Number: 0-25386


                                 FX ENERGY, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                          Nevada                               87-0504461
               --------------------------------          ---------------------
                (State or other jurisdiction of              (IRS Employer
                incorporation or organization)             Identification No.)


                      3006 Highland Drive
                           Suite 206
                     Salt Lake City, Utah                        84106
           ---------------------------------------       ---------------------
           (Address of Principal Executive Offices)            (Zip Code)


       Registrant's Telephone Number, including Area Code: (801) 486-5555

                                       N/A
             ------------------------------------------------------
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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On June 28, 2000 FX Energy,  Inc.  announced  today that the Kleka 11 was tested with a calculated open flow rate of 34.3 million cubic feet of gas per day from a Rotliegendes sandstone reservoir. Measured core porosity in the reservoir is 22% with good permeability. The gas content is comparable to other wells in the area that produce from the same Rotliegendes reservoir as the Kleka 11 and contains no H2S. The Kleka 11 is the first well in an exploration program with the Polish Oil and Gas Company (POGC) in FX Energy's "Fences" project area that encompasses approximately 300,000 acres in western Poland. FX Energy has a 49% interest in the Fences project area which POGC operates and has a 51% interest.

FX Energy also announced exploration and development plans for the remainder of 2000 including:

o Drill an exploration well on the 3-D defined Mieszkow structure located approximately 4 miles northwest and on trend with Kleka 11;

o Drill an exploration well on the 3-D defined Boguszyn structure in the same Rotliegendes trend as the Kleka and Mieszkow structures;

o Drill at least two exploration wells under the Apache exploration agreement; o Drill the Wilga 5 well and/or one of several other nearby structures in Block 255.

o Acquire 3-D seismic over the Zaniemysl area northwest of the Kleka 11 containing several 2-D leads similar to Kleka; and

o Acquire 3-D seismic over the Donatowo area containing several 2-D seismic leads along the southern portion of the Fences area on trend with POGC discoveries in Permian age reefs.

In order to meet the funding requirements for exploration and development in the Fences and Wilga project areas through 2000, FX Energy recently completed a private placement of common stock primarily to institutional investors, in which CIBC World Markets and Hibernia Southcoast Capital acted as placement agents. The private placement yielded net proceeds to the Company of approximately $9.3 million from the sale of 2.9 million shares.

FX Energy and its partners are exploring and evaluating approximately 16.1 million acres in Poland. Its shares are traded on Nasdaq National Market.

                               -------------------

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1999 annual report on Form 10-K and other SEC reports.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  July 6, 2000                         FX ENERGY, INC.



                                             By  /s/ Scott J. Duncan
                                                 -------------------------------
                                                 Scott J. Duncan, Vice-President

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